CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Putnam California Tax Exempt Income Fund:

We consent to the use of our report dated November 30, 2003 incorporated in this Registration Statement by reference, for the Putnam California Tax Exempt Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

/S/ KPMG LLP
Boston, Massachusetts
January 26, 2004